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                                                                   EXHIBIT 10.10

[Superior Consultant Logo]

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                              EMPLOYMENT AGREEMENT

Employment Agreement, between Superior Consultant Holdings Corporation, a Delaware Corporation ("Superior", "the company"), 4000 Town Center, Suite 1100, Southfield, Michigan 48075 and Richard Saslow, 16 Oxford, Pleasant Ridge, Michigan 48069, ("the employee").

TERMS AND CONDITIONS OF EMPLOYMENT: Employment shall commence on or before January 20, 1997, or on a date mutually agreed upon by both parties. There is no fixed or minimum term to this Agreement. The employee recognizes that he/she is serving solely at the will of the company. Further, the employee recognizes that his/her employment can be terminated by the company, with or without cause, for any reason whatsoever, at any time by notice from the company. The employee agrees that, except as otherwise herein provided, there is no continuing right to compensation and bonus. The employee further recognizes his/her obligations under applicable sections of this Agreement, including, but not limited to, the sections governing employee warranties, non-competition, proprietary rights, and confidential information, will survive any termination of employment or this employment agreement.

TERMINATION OF EMPLOYMENT:

       (a) This Employment Agreement may be terminated by Superior or the employee, with or without cause at any time by written notice. In the event employment is terminated by Superior without cause, Superior shall continue Employee's compensation at a rate equal to 105% of Employee's base salary for a period of 18 months from date of notice by the Company. In the event that employment is terminated by Employee or in the event employment is terminated by the company for cause, Employee shall not be entitled to salary continuation or any other form of compensation from the Company.

       (b) As used herein, the term "for cause" shall mean the following events: (1) the Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice thereof) of any of the Employee's material duties and responsibilities hereunder; (2) the Employee's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or a subsidiary or affiliate, the Employee's perpetration or attempted perpetration of fraud on the Company or a subsidiary or an affiliate, the Employee's participation in a fraud or attempted fraud on the Company or a subsidiary or affiliate or the Employee's unauthorized appropriation of, or attempt to misappropriate, any material property (tangible or intangible) of the Company or a subsidiary or an affiliate; (3) any material act or acts of disloyalty, dishonesty or misconduct relating to the

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            Company or a subsidiary or an affiliate or the performance of the
            Employee's duties hereunder, or any other act or acts by the Employee which is/are materially injurious to the interest, property, operations, business or reputation of the Company or a subsidiary or an affiliate; (4) any act or acts of moral turpitude by the Employee; (5) the Employee's conviction of a felony; (6) the Employee's conviction of a crime, other than a felony, the commission of which results in material injury to the Company or a subsidiary or a subsidiary or an affiliate; or (7) any violation of the Non-Competition and/or Confidential Information provisions of this Agreement. Furthermore, in the event that Employee violates the Non-Competition or Confidential Information provisions herein during the period of salary continuation, Employee's salary continuation will cease immediately.

CLASSIFICATION AND DUTIES: The employee's title shall be Vice President and General Counsel. The employee shall perform such services as are directed by the company and those which may be described in the Service Agreement With clients of the company.

COMPENSATION: In full consideration for the services to be provided by the employee hereunder, the employee shall receive compensation consisting of salary, employee benefits, and bonus, if any, as described in a management incentive compensation plan as may be in effect from time to time, and stock options as provided in the Nonstatutory Stock Option Agreement and in accordance with the terms and conditions of Superior's Long Term Incentive Plan document. Except as otherwise herein provided, all salary, benefits, bonus and reimbursement shall cease as of the date of any termination of employment.

SALARY: The bi-weekly salary will be $4,807.70.

EMPLOYEE BENEFITS: The company may offer benefits from time to time to its employees. Eligibility to receive such benefits will be subject to eligibility rules as defined by the plan. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time.

CHANGE IN CONTROL:

       (a) ACKNOWLEDGMENT. Unless he elects to terminate this Agreement pursuant to subparagraph (c) below, the Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

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       (b)  NO NOTICE. In any Change in Control situation in which the Employee has not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control that such successor is willing, as of the closing, to assume and agree to perform the Company's obligations under this Agreement, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause; provided, however, that under such circumstances, (i) in lieu of the salary continuation as provided for in Paragraph (a) of the section titled Termination of Employment, the Company shall pay the Employee the Change in Control Payment (as that term is hereafter defined), in one lump sum on or before the closing of the transaction giving rise to the Change in Control, and (ii) the provisions of the Non-competition section of this Agreement shall not apply whatsoever.

       (c) NOTICE RECEIVED. In any change in Control situation in which the Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, the Employee may nonetheless, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the provisions of this Agreement will apply as though the Company had terminated the Agreement without cause; provided, however, that under such circumstances, (i) in lieu of the salary continuation as provided for in Paragraph (a) of the section titled Termination of Employment, the Company shall pay the Employee the Change in Control Payment, in one lump sum on or before the closing of the transaction giving rise to the Change in Control, and
            (ii) the provisions of the Non-competition section of this Agreement shall apply in their entirety.

       (d)  DATE OF TERMINATION. For purposes of applying subparagraphs (b) and
            (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due the Employee must be paid in full by the Company at or prior to such closing.

       (e) "CHANGE IN CONTROL" DEFINED. A "Change in Control" shall be deemed to have occurred if:

            (i) any person other than the Company or any employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or

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            more of the total voting power of all of the then-outstanding voting securities of the Company;

            (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each continuing holder relative to other such continuing holders not substantially altered in the transaction; or

            (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an Agreement for the sale or disposition by the Company of all or substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company.)

       (f) NOTICE OF ANTICIPATED CHANGE IN CONTROL. The Employee shall be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

       (g)  TAXES, INTEREST OR PENALTIES.

            (i) The Employee shall be reimbursed by the Company or its successor for any exercise taxes and/or interest or penalties that the Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar taxes, interest or penalties), as a result of any Change in Control or the receipt of any amount paid or payable hereunder. Such amount will be due and payable by the Company or its successor within (10) days after the Employee delivers a written request for reimbursement accompanied by a copy of his tax returns) showing the excise tax actually incurred by the Employee.

            ii) Notwithstanding anything contained herein to the contrary, the Employee shall have the right to refuse to accept amounts payable under this Paragraph 12 to the extent that such amounts would subject the Employee to, or render the Employee liable for, any excise taxes and/or interests or penalties under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar taxes, interest or penalties).

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       (h)  CHANGE IN CONTROL PAYMENT. As used herein the term "Change in
            Control Payment" means an amount equal to two (2) times the full annual base salary in effect for the year of termination.

       (i) All Options granted but not vested as of termination date will continue to vest on schedule, or at such earlier date as the Company, in its sole discretion, may determine.

EXPENSE REIMBURSEMENT: The employee will be reimbursed for reasonable, necessary and authorized expenses incurred in the course of service and solicitation of clients in accordance with company policy. Expense reimbursement incurred in servicing a client will at no time be greater than that enjoyed by the company in its Service Agreement with the client.

COMPANY RESOURCES: The employee recognizes that all company resources of any kind and nature including but not limited to personnel; equipment and telephones; software; written materials, methods and procedures; client and prospect names, files and documentation are the sole property of the company and shall not be used for personal or any other non-company reasons.

OTHER GAINFUL EMPLOYMENT: The employee shall devote full employment energies, abilities and time to the performance of services hereunder. The employee is prohibited from performing services similar to those offered by the Company, its subsidiaries and affiliates on behalf of any other company, organization, individual or other legal entity. The employee is also prohibited from soliciting or negotiating to perform services similar to those offered by the Company, its subsidiaries and affiliates on behalf of any other company, organization, individual or legal entity. Further, the employee must seek written approval of the company prior to engaging in any employment of any nature, similar to the company's services or otherwise.

NON-COMPETITION: In consideration of employment with Superior Consultant Company, Inc., the employee is prohibited from recruiting, assisting in the recruitment or solicitation of employees of Superior or any of its subsidiaries or affiliates either directly or indirectly following employee's termination of employment with Superior. Furthermore, employee is prohibited from soliciting business and/or performing services via direct employment or through a party other than Superior for a period of ninety (90) days from the date of any termination of employment with Superior for clients of Superior or prospective clients of Superior identified during the term of employment. Employee accepts the obligation to inform Superior of prospective business opportunities.

For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that Superior has provided services within the twenty-four (24) month period prior to the date of the employee's termination; a "prospective client" is any entity that has been subject to documented Superior sales and marketing activity, other than mass mailings, within six (6) months prior to the employee's termination date.

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Further, the employee is prohibited from engaging in healthcare information systems consulting and management consulting businesses in any capacity for a period of eighteen (18) months following the date of termination.

Employee recognizes and agrees that Superior has a legitimate business purpose in the protection of its trade secrets, proprietary information and competitive position under this non-competition provision. Further, employee recognizes and agrees that Superior has the right to such information as is reasonably necessary to inform Superior whether the terms of this non-competition provision are being complied with. Accordingly, employee agrees that for a period of eighteen (18) months following employee's termination of employment, employee will promptly and forthrightly respond to any request by Superior that employee provide Superior with the identity of employee's new employer; the identity of all entities for whom employee is providing services on a contract basis; and the identity of any client for whom employee is providing services, whether on an employment or contract basis; and a description of the services being provided by employee in sufficient detail to allow Superior to reasonable determine whether such activities fall within or without the scope of activities prescribed by the non-competition provisions of this Agreement.

The non-competition provisions contained herein shall survive termination of employment.

PROPRIETARY RIGHTS: The employee agrees that all work and creation of work products associated with this Employment Agreement are deemed work for hire for Superior. In consideration of employment with Superior the employee assigns and transfers to Superior all property rights of any kind and nature (including without limitation royalties, other income and property rights) in discoveries, inventions, patentable material, copyright table materials (including any writing, book, article, computer program, work method, film, recording or graphic production) and other work products. The employee further agrees the employee shall cause to be furnished to Superior such instruments, instructions, and documentation as Superior may reasonably require to insure that the aforesaid rights shall belong to Superior. The employee shall, upon request by Superior, return or destroy all proprietary information as so directed by the company.

The only items which may be excluded from this Agreement must meet all of the following criteria:

       (1) Developed entirely on employee's own time and is outside the scope of his/her duties with Superior.

       (2)  Not related to employee's duties as an employee of the company.

       (3) Developed without any use of the company's resources, facilities, personnel, financial support or data compiled as part of employee's work with Superior.

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CONFIDENTIAL INFORMATION: The employee recognizes that in the course of performance of work for the company the employee will obtain access to materials and information of Superior, its subsidiaries and affiliates that constitute trade secrets and proprietary information of Superior, its subsidiaries and affiliates including, without limitation, descriptions of Superior's, its subsidiaries' and affiliates' products and services, planned products and services, business and marketing/sales plans, mergers and acquisition targets, employee compensation plans, employee medical information, the identities of suppliers, customers and prospective customers, identities of employees and prospective employees, prices and pricing policies in whatever form received by employee, including without limitation, written, voice, electronic or magnetic media or graphic display. The employee shall not utilize any such information for any purpose other than the performance of this Employment Agreement and shall not disclose any such information to any third party. The employee shall, upon request by Superior, return or destroy, as directed by Superior, any media in which such information is recorded.

The employee shall also observe any restrictions with respect to the use and disclosure of the confidential information of Superior's clients that are specified in Superior's Service Agreement with the client, or that are reasonably required by the client.

The employee understands that his/her obligation of non-disclosure shall survive termination of employment for any reason whatsoever.

EMPLOYEE WARRANTIES: By entering into this Agreement, employee represents and warrants that he/she is able to perform the contemplated duties of employment without breach of confidentiality or disclosure of proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to Superior. Employee also represents and warrants that he/she is not prohibited from entering into this Employment Agreement by any non-competition agreement, lawful or unlawful, or any other restrictions.

Further, the employee agrees to indemnify and hold harmless Superior from any claim or cause of action, including attorney fees, by any person or entity against Superior arising out of alleged breach by employee of any confidentiality agreement, non-competition agreement or any other restrictions inconsistent with foregoing representation of employee.

Employee acknowledges that due to the nature of the business of Superior and its subsidiaries and affiliates, and the value to Superior and its subsidiaries and affiliates, Licensors and Licensees of Proprietary Information, the breach by Employee of any of the provisions hereof, including without limitation, Confidentiality, Proprietary Information, Proprietary Rights and Non-Competition may not adequately be compensated in damages alone and, therefore, Superior shall be entitled to seek injunctive relief to prevent any threatened or continuing breach of any of the terms and provisions hereof, and in addition shall be entitled to seek any and all other remedies available at law or in equity. In the event Superior takes legal action to enforce its rights under this Agreement, Superior shall also be entitled to recover its actual costs and attorney fees.


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POLICIES AND PROCEDURES: The employee recognizes the necessity for company's policies and procedures and company's right to change, revoke or supplement published policies and procedures at any time and agrees that he/she will comply with company's policies and procedures or be subject to corrective action and/or termination. The employee further understands that the company expressly reserves the right to discharge "at will," and the company, in its sole discretion, may either warn, reassign, suspend, or discharge any employee "at will," whichever it chooses at any time.

TERMINATION OF EMPLOYMENT: In the event employment with the company is terminated by either the employee or the company, the employee agrees to return all materials acquired during the term of employment with the company. Specifically, this is to include without limitation, computer disks, computers, work papers, manuals, training manuals, notes, articles, phone lists, correspondence, proposals, addresses, reports, phone cards, office keys and any and all material related to employment with the company.

FELONY CONVICTIONS: Employee represents and warrants that he/she has never been convicted of a felony.

VACATION: Employee shall have three (3) weeks paid vacation each employment year. Vacation must be requested, scheduled and approved in accordance with company policies. Vacation time does not carry over from one employment year to the next and there is no cash option to vacation benefits. Upon resignation/termination of employment, vacation is forfeited; remaining vacation will not be converted to cash.

ENTIRE AGREEMENT: This Employment Agreement constitutes the entire agreement between the company and the employee and supersedes all prior written or oral communications with respect to the subject matter hereof. This Employment Agreement may be amended only by a writing executed by the company and the employee.

CHOICE OF LAW AND FORUM: This Employment Agreement will be governed by and interpreted in accordance with the laws of the State of Michigan.

Any action arising out of this Agreement or the termination of this Agreement, or the performance of services under this agreement, or the relationship between the parties established herein, shall be brought only in the Oakland County Circuit Court, Michigan, or United States District Court for the Eastern District of Michigan, Southern Division at Detroit, Michigan, and Employee hereby consents to and submits to the jurisdiction of either of such courts for such purpose.


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SAVINGS CLAUSE: In the event that any provision of the Employment Agreement is found to be invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

SIGNATURES

Acknowledged and accepted, for Superior Consultant Holdings Corporation

[SIG]                         V.P. and C.A.O.               1/2/97
------------------------      ----------------------        -------------------
NAME                          TITLE                         DATE

I hereby acknowledge that I have voluntarily entered into this Employment Agreement after having a full and adequate opportunity to review its provisions.



Acknowledged and accepted

[SIG]                         V.P. General Counsel          1/2/97
------------------------      ----------------------        -------------------
NAME                          TITLE                         DATE




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